CROSBY, HEAFEY, ROACH & MAY

PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
SUITE 700
1901 AVENUE OF THE STARS
LOS ANGELES, CALIFORNIA 90067
(310) 734-5200
FAX (310) 734-5299
www.crosbyheafey.com

LOS ANGELES (213) 457-8000	OAKLAND (510) 763-2000	PALO ALTO (650) 251-9880	SAN FRANCISCO (415) 543-8700	WESTLAKE VILLAGE (805) 777-8420

May 22, 2002

Spatializer Audio Laboratories, Inc.
900 Lafayette Street
Suite 710
Santa Clara, CA 95050
Attn: Henry Mandell

     Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to Spatializer Audio Laboratories, Inc. a Delaware corporation (the “Company”), with respect to the filing of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the resale of an aggregate of up to 4,922,103 shares (the “Shares”) of Common Stock, of the Company par value $.01 per share (“Common Stock”), by certain stockholders of the Company (the “Selling Stockholders”). The Shares consist of 3,492,650 shares of Common Stock issued to certain officers and directors of the Company prior to the date hereof as performance shares (the “Issued Shares”), and up to 1,250,000 shares of Common Stock issuable upon exercise of currently outstanding warrants (“Warrant Shares”). The warrants (“Warrants”) underlying the Warrant Shares consist of Warrants to acquire 1,150,000 shares of Common Stock dated December 29, 1999 and issued in connection with a private placement on such date and a warrant to acquire 100,000 shares of Common Stock dated April 20, 2000 and issued to MDC Group, Inc. in connection with services to the Company.

     This opinion is delivered to you in connection with the Registration Statement for the aforementioned resales.

Exhibit 5.3

CROSBY, HEAFEY, ROACH & MAY

PROFESSIONAL CORPORATION

May 23, 2002

     In our capacity as counsel to the Company, we have familiarized ourselves with the proceedings taken by the Company in connection with the authorization and issuance of the Shares to the Selling Stockholders. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

     With respect to the Issued Shares, we have assumed that such shares have been issued and the certificates evidencing the same have been duly delivered, against receipt of the consideration stipulated therefor, which was not less than the par value of the Issued Shares. With respect to the issuance of the Warrant Shares by the Company, we have assumed that there will be an adequate number of the Company’s shares of Common Stock reserved and available for issuance at the time the Warrants are exercised and that the Warrant Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the respective terms of the Warrants and applicable securities laws and against receipt of the consideration stipulated therefor, which will not be less than the then par value of the Warrant Shares.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware), and we disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based on such examination and in reliance thereon, subject to the foregoing assumptions and compliance with applicable state securities laws and assuming that the Registration Statement becomes and remains effective during the period which the Issued Shares and the Warrant Shares are offered and sold, we are of

Exhibit 5.3

CROSBY, HEAFEY, ROACH & MAY

PROFESSIONAL CORPORATION

May 23, 2002

the opinion that the Issued Shares are and, in the case of the Warrant Shares, when issued by the Company in accordance with the provisions of the Warrants and paid for in the manner described in the Registration Statement, the Warrant Shares will be, validly issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Respectfully,

/s/ Crosby, Heafey, Roach & May, Professional Corporation

Exhibit 5.3